SECURITIES AND EXCHANGE COMMISSION
Washington, DC 10549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2007

Clarion Technologies, Inc.
(Exact name of Registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-24690 (Commission File No.)	91-1407411 (IRS Employer Identification No.)

4595 Broadmoor Ave. SE, Suite 200 Grand Rapids, Michigan (Address of Principal Executive Offices)	49512 (Zip Code)

616-233-6680
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_]        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

Effective on March 30, 2007, Jeff Gillesse, the Company's Chief Financial Officer and Chief Restructuring Officer, resigned to pursue other professional opportunities. Effective as of that date, Robert Bronsink, the Company's General Manager - Juarez Operations, was appointed Chief Financial Officer.

Mr. Bronsink is 43 years old and has served as General Manager - Juarez Operations since July 2006. Mr. Bronsink previously served as General Manager - Greenville from April 2000 until July 2006. Mr. Bronsink obtained as Associate's Degree in Applied Arts from Grand Rapids Community College.

Mr. Bronsink does not have "family relationships," as defined in Item 404(d) of Regulation S-K, with any director or executive officer of the Company. There are no arrangements or understandings between Mr. Bronsink and any other person pursuant to which he was selected as an officer. Since the beginning of the fiscal year, there has not been any transaction and there is no currently proposed transaction, or series of similar transactions, involving Mr. Bronsink, or deemed to involve him, of the type described in Item 404(a) of SEC Regulation S-K.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: April 5, 2007	CLARION TECHNOLOGIES, INC. By: /s/ Steven Olmstead —————————————— Steven Olmstead Chief Executive Officer and President